As filed with the United States Securities and Exchange Commission on April 6, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NANOGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0489621
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court

San Diego, CA 92121

(858) 410-4600

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

David G. Ludvigson

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

(858) 410-4600

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Richard A. Silfen, Esquire

Angela C. Hilt, Esquire

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, CA 94105

(415) 442-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111945

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $.001 par value per share	150,000 Shares	$9.33	$1,399,500	$177.32

(1)	The registrant previously registered an aggregate of 5,000,000 shares on a registration statement on Form S-3 (File No. 333-111945) for which a fee of $4,697 was paid.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock reported on the Nasdaq National Market on April 5, 2004.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $.001 per share, of the registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The registrant hereby incorporates by reference into this registration statement in its entirety the registration statement on Form S-3, as amended (File No. 333-111945), filed with the Securities and Exchange Commission, and declared effective on or about January 21, 2004, by the Securities and Exchange Commission, including each of the documents filed by the registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16.    Exhibits.

All exhibits filed with or incorporated by reference in registration statement No. 333-111945 are incorporated by reference into, and shall be deemed a part of, this registration statement, except the following which are filed herewith:

Exhibit No.	Exhibit Title

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent auditors

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filings on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

San Diego, California

Dated: April 6, 2004

NANOGEN, INC.

By:	/s/ HOWARD C. BIRNDORF

Howard C. Birndorf Chairman of the Board and Chief Executive Officer

Signature	Title	Date

/s/ HOWARD C. BIRNDORF Howard C. Birndorf	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 6, 2004

/s/ DAVID G. LUDVIGSON David G. Ludvigson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 6, 2004

* Val Buonaiuto	Director	April 6, 2004

* David Schreiber	Director	April 6, 2004

* Stelios B. Papadopoulos	Director	April 6, 2004

* Robert E. Whalen	Director	April 6, 2004

*/s/ HOWARD C. BIRNDORF Signed as attorney-in-fact

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